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                                                                    EXHIBIT 4.12

                                   CONOCO INC.
                      1998 GLOBAL PERFORMANCE SHARING PLAN

               (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 8, 2001)

                                    RECITALS

                  Conoco Inc. ("Conoco") established the Conoco Inc. 1998 Global Performance Sharing Plan (the "Plan") effective October 16, 1998. Paragraph 5 specifies that awards may be granted under the Plan with respect to Conoco Class A Common Stock. Paragraph 12 reserves to Conoco and the Committee the right to amend the Plan. Paragraph 14 provides that Employee Awards may be assumed by means of substitution of new Employee Awards in the event of certain corporate transactions, including a reorganization.

                  Conoco intends to reclassify its Class A Common Stock and Class B Common Stock into a single class of new common stock ("Common Stock") by merging Conoco Delaware I, Inc., a wholly owned subsidiary of the Conoco ("Merger Sub"), with and into Conoco (the "Merger"), pursuant to an Agreement and Plan of Merger, dated as of July 17, 2001, between the Company and Merger Sub. In connection with the Merger and pursuant to their authority under Paragraph 12, the Board has authorized this amendment and restatement of the Plan to provide for the issuance of awards with respect to the new class of Common Stock, such amendment and restatement to become effective upon the effective time of the Merger (October 8, 2001). In addition, in connection with the Merger and effective upon the effective time thereof, pursuant to Paragraph 14, a new Employee Award will be substituted for each previously issued outstanding Employee Award. The new Employee Award will apply to a number of shares of Common Stock equal to the total number of shares of Class A Common Stock for which the previously issued outstanding Employee Award has not been exercised, and shall provide for the same exercise price and the same other terms and conditions as those applicable under the previously issued outstanding Employee Award. In respect of Approved Stock Options granted under Addendum B prior to the date of Merger, shares of Common Stock will be issued in lieu of Class A Common Stock on exercise of the option and, for the avoidance of doubt, a new Employee Award will not be substituted.

                  Now, therefore, Conoco hereby amends and restates the Plan, effective as set forth in paragraph 20 hereof, to read as follows:

         1. Plan. The Plan was adopted by Conoco to provide certain employees of Conoco with an option to purchase shares of common stock of Conoco.

         2. Purpose. The Plan is a broad-based, nonqualified stock option plan designed to provide additional financial incentives for certain employees of Conoco; to encourage a sense of proprietorship in such employees; to retain such employees; and to stimulate the active interest of such employees in the development and financial success of Conoco and its subsidiaries. These objectives are accomplished by granting employees options to purchase Common Stock and




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thereby providing the grantees with a proprietary interest in the growth and performance of Conoco and its subsidiaries.

         3. Definitions and Construction. The provisions of this Plan are entire and complete, except as may otherwise be set forth in any addendum attached hereto and incorporated herein, intended to address particular legal, tax, securities, or administrative requirements or restrictions in designated Participating Countries. In any necessary construction of a provision of this Plan, the masculine gender may include the feminine and or neuter, and the singular may include the plural, and vice versa. This Plan should be construed in a manner consistent with the intent of Conoco to establish a nonqualified stock option plan subject to fixed accounting treatment. As used herein, capitalized terms shall have the following respective meanings:

                  Applicable Exchange Rate means such exchange rate as from time to time determined by the Committee or its delegate in its discretion.

                  Beneficiary means the individual or trust defined by or designated as the Participant's Beneficiary in accordance with paragraph 15 hereof. If no Beneficiary is designated, then the Beneficiary shall be determined as prescribed by governing law.

                  Board means the Board of Directors of Conoco.

                  Cause means (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with his or her employer (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), or (ii) the willful engaging, not in good faith, by the Participant in conduct which is demonstrably injurious to Conoco or its subsidiaries, monetarily or otherwise.

                  Change of Control is defined in Attachment D.

                  Code means the U.S. Internal Revenue Code of 1986, as amended from time to time.

                  Committee means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

                  Common Stock means the Common Stock, par value $.01 per share, of Conoco.

                  Conoco means Conoco Inc. or any successors thereto.

                  Controlling Retirement Plan means the Retirement Plan of Conoco Inc., a defined benefit retirement plan sponsored by Conoco, or, if the Participant does not participate in the Retirement Plan of Conoco Inc., then such other retirement plan sponsored by a subsidiary in which the Participant is eligible to participate, or such other retirement plan or program acceptable to the Committee.

                  Divestiture means Conoco sells, transfers or otherwise divests of ownership of the subsidiary, department or division for which the Participant works, or of the assets



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         associated with the Participant's employment, such that as a result of the sale, transfer or divestiture, the Participant is no longer an Employee.

                  Employee means any employee of a Participating Employer who is classified as a regular, full- or part-time employee, including such individuals who are regular, full- or part-time employees but who are on an approved paid leave of absence. Employee does not mean any individual who is not classified by a Participating Employer as a regular, full- or part-time employee, including temporary employees (whether full- or part-time), an employee on unpaid or unapproved leave of absence, casual workers and contract workers. Employees whose employment is the subject of collective bargaining shall not be considered Employees eligible to participate unless the terms of such bargaining agreement specifically provide for grants hereunder. Notwithstanding the foregoing, an individual who is not an "Employee" under this definition may nonetheless receive an Employee Award under this Plan if the Committee determines that governing law requires the individual to receive an Employee Award.

                  Employee Award means the right to purchase a specified number of shares of Common Stock at a specified price pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan which is granted by a Participating Employer to an Employee. An Employee Award may be an Initial Grant or a Subsequent Grant. All awards granted herein are nonqualified stock options except that an equivalent number of SARs shall be granted to Employees when applicable law makes the grant of options impractical, as determined by the Committee in its sole discretion.

                  Employee Award Agreement means a written statement setting forth the terms, conditions and limitations applicable to an Employee Award.

                  Fair Market Value of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an



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         independent appraiser appointed by Conoco for such purpose; provided that, notwithstanding the foregoing, "Fair Market Value" in the case of any Employee Award granted in connection with the IPO, means the price per share of Common Stock set on the IPO Pricing Date, as set forth in the final prospectus relating to the IPO.

                  Grant Date means the particular date or dates, as established by the Committee, on which an Employee is granted an Employee Award under the terms of this Plan.

                  Grant Price means the Fair Market Value of Common Stock on the Grant Date.

                  Initial Grant means the Employee Awards granted under the Plan on the IPO Pricing Date.

                  IPO means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by Conoco of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by Conoco (otherwise than pursuant to the exercise of any overallotment option).

                  IPO Closing Date means the date on which Conoco first receives payment for the shares of Common Stock it sells in the IPO.

                  IPO Pricing Date means the date of the execution and delivery of an underwriting or other purchase agreement among Conoco and the underwriters relating to the IPO setting forth the price at which shares of Common Stock will be issued and sold by Conoco to the underwriters and the terms and conditions thereof.

                  Incentive Plan means the 1998 Stock Performance and Incentive Plan of Conoco Inc.

                  Participant means an individual to whom an Employee Award has been granted, and for whom such Employee Award remains outstanding, unforfeited, and unexercised under this Plan.

                  Participating Country means any country, as determined by the Committee in its sole and absolute discretion and as set forth in Attachment "A," as attached hereto, and as may be amended from time to time.

                  Participating Employer means Conoco, or any subsidiary or affiliate of Conoco, as determined by the Committee in its sole and absolute discretion, and as set forth in Attachment "B," as attached hereto, and as may be amended from time to time.

                  Plan means the Conoco Inc. 1998 Global Performance Sharing Plan, as set forth in this document, and as it may be amended from time to time.

                  Retirement means separation from employment as described under the Controlling Retirement Plan, or in the event the Participant does not participate in a Controlling



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         Retirement Plan, then under the local governing law or Social Security authority, or such other plan as deemed acceptable by the Committee. The Employee must be eligible for an immediate retirement benefit under the Controlling Retirement Plan. This term includes retirements due to total and permanent disability (called incapacity retirements in the U.S.). Terminations where the individual is eligible for a future, rather than immediate, benefit are not considered Retirements under this Plan. In the U.S., separation retirements, as defined under the Conoco Inc. Retirement Plan, are not considered Retirements under this definition even if the Participant is eligible for an immediate benefit.

                  Severance means separation from employment under circumstances resulting from lack of work or outsourcing of the Employee's position or function.

                  Stock Appreciation Right or SAR means a right to receive a payment, in cash or in Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Fair Market Value of the specified number of shares of Common Stock on the date the SAR was granted.

                  Service Date means the date of record by which a Participating Employer establishes the service date of an Employee.

                  Subsequent Grant means any Employee Award granted under the terms of the Plan after the Grant Date of the Initial Grant.

                  Trading Day means a day on which Common Stock is available for purchase or sale on the New York Stock Exchange.

         4. Eligibility. Employees eligible for the Initial Grant are those Employees of a Participating Employer in a Participating Country on the IPO Pricing Date. Employees employed by a Participating Employer in a Participating Country on the Grant Date of a Subsequent Grant shall be eligible for a Subsequent Grant. Notwithstanding the foregoing, (a) Employees who on the applicable Grant Date receive an award under the Incentive Plan shall not be eligible to participate in this Plan; and (b) a Participating Employer may elect to exclude specified groups of Employees from participation in the Initial Grant or in Subsequent Grants.

         5. Common Stock Available for Employee Awards. Subject to the provisions of paragraph 6 hereof, the Board has approved the granting of 1,900,000 shares of Common Stock under this Plan, which number of shares of Common Stock may be modified from time to time by resolution of the Board. The number of shares of Common Stock that are the subject of Employee Awards under this Plan that are forfeited or terminated, that expire unexercised, or that are settled in a manner such that all or some of the shares covered by an Employee Award are not issued to a Participant, shall not be available for Employee Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of Conoco shall from time to time take whatever actions are necessary to file any required



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documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Employee Awards.

         6. Employee Awards.


                  (a) Each Employee Award shall be described in an Employee Award Agreement, and shall be subject to the vesting schedule, forfeiture provisions, terms, conditions and limitations described herein. An Employee Award shall be subject to limitations on exercisability as are set forth in this Plan and in the Employee Award Agreement. Upon the termination of a Participant's employment, any unexercised, unvested or otherwise outstanding Employee Awards shall be treated as described herein and in the Employee Award Agreement.

                  (b) Each eligible Employee, as defined in paragraph 4, shall receive a grant of an Employee Award, as described in paragraph 6(c) hereof, in the amount, and subject to the terms, described in paragraph 6(d) hereof.

                  (c) The price at which shares of Common Stock may be purchased upon the exercise of an Employee Award that is an option shall be the Grant Price. The exercise price of Employee Awards that are SARs shall be the Grant Price. All Employee Awards granted pursuant to this Plan shall be subject to the vesting schedule, forfeiture provisions, terms, conditions and limitations set forth in this Plan. The date or dates upon which an Employee Award awarded pursuant to this Plan may become exercisable shall be determined pursuant to subparagraphs 6(d)(ii), 6(d)(iii) and 7(b) hereof.

                  (d) The following provisions shall apply to any Employee Awards made pursuant to this Plan:

                           (i) Amount and Term. Each eligible Participant on the
                  IPO Pricing Date shall receive an Initial Grant under this Plan for the number of shares of Common Stock indicated on Attachment C as applicable to the Participant. Each Initial Grant shall have a term of 10 years. Subsequent Grants shall be made to those eligible Participants as may be determined by the Committee and in amounts, and subject to such terms and conditions that the Committee shall establish.

                           (ii) Vesting and Exercisability of Employee Award.

                                    A. Employee Awards shall become vested on
                           the first anniversary of the applicable Grant Date, and shall become exercisable (subject to subparagraphs 6(d)(iii) and 7(b) hereof) in one-third (1/3) increments cumulatively on the first, second and third anniversaries of the applicable Grant Date, if the Participant remains in the continuous employment of a Participating Employer until such date.

                                    B. Employee Awards shall be considered
                           vested six months after the applicable Grant Date, and shall become fully exercisable (subject to



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                           subparagraph 6(d)(iii) and 7(b) hereof), if the
                           Participant remains in the continuous employment of a Participating Employer until death, Severance, or Divestiture, and shall remain exercisable until the earlier of (1) the expiration of two years from the death, Severance or Divestiture, or (2) the expiration of the term of the option.

                                    C. If the Participant terminates employment
                           with the Participating Employer by reason of Retirement, then the Employee Award shall be considered vested six months after the applicable Grant date, and shall continue to become exercisable pursuant to subparagraphs 6(d)(ii)(A) and 6(d)(ii)(B) hereof, as if the Participant remained in the continuous employment of the Participating Employer and shall remain exercisable until the expiration of the term of the option.

                                    D. In the event of a Change of Control
                           during the Participant's employment with the Participating Employer, then the Employee Award shall be become immediately vested and fully exercisable, and shall remain exercisable until the expiration of the term of the Option or, if the Participant should die before the expiration of the term of the Option, until the earlier of (i) the expiration of the term of the Option or (ii) two (2) years from the date of the Participant's death.

                                    E. If an Employee Award is not vested as of
                           the date the Participant terminates employment with the Participating Employer, and does not become vested on termination pursuant to subparagraph 6(d)(ii)(D), then the Employee Award shall be forfeited upon the Participant's termination of employment with the Participating Employer. If the Participant's employment with a Participating Employer terminates for Cause, then the Employee Award shall be forfeited upon the Participant's termination of employment with the Participating Employer. If the Participant terminates employment with a Participating Employer under circumstances other than pursuant to those listed in subparagraphs 6(d)(ii)(B), (C), or (D), and the Participant is not terminated for Cause, then the Employee Award shall remain exercisable, to the extent exercisable as of the date of termination, for a period of ninety days after the date of termination.

                           (iii) Lapse of Employee Award. Employee Award shall
                  cease to be exercisable as to any share when the Participant purchases the share, or when the Employee Award lapses as provided in this subparagraph. A Participant shall have no obligation to exercise an Employee Award granted pursuant to this Plan. Employee Awards shall lapse on the earlier of (A) the tenth anniversary of the Grant Date or (B) the applicable period specified in Section 6(d)(ii). Any Employee Award granted pursuant to this Plan which has not been exercised prior to such lapse date shall be automatically forfeited.



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         7. Election to Exercise.

                  (a) Election. An exercisable Employee Award may be exercised (subject to subparagraphs 6(d)(ii), 6(d)(iii), and 7(b) hereof), in whole or in part, by timely notice to the Committee, in such form as may be designated by the Committee, of exercise, and payment of the purchase price, if the Employee Award is an option. Notice of exercise shall be effective on the date both the notice and the purchase price are received by the Committee. The notice must state the Participant's election to exercise the Employee Award, the number of shares with respect to which the election to exercise has been made, if applicable, the method of payment elected, the exact name or names in which such shares will be registered and such other information and in such form as may be required by the Committee. In the event of the death of a Participant, the Employee Award may be exercised by the Beneficiary of the Participant, subject to the provisions hereof.

                  (b) Completion of Necessary Forms. As a condition precedent to becoming eligible to exercise any Employee Award, the Participant shall be required to complete and execute such forms as may be designated by the Committee. Failure to properly complete and execute such forms shall result in the lapse of a vested Employee Award pursuant to the provisions of subparagraph 6(d)(iii) hereof.

                  (c) Payment. The full purchase price for the shares of Common Stock purchased on the exercise of an Employee Award that is an option (i.e., the number of shares purchased, multiplied by the price per share) may be paid in cash, or, at the request of the Participant, and to the extent permitted by applicable law, the Committee may approve, in its sole and absolute discretion, tender of shares of Common Stock, or cashless exercise through an arrangement with a brokerage firm, under which the brokerage firm, on behalf of the Participant, will pay for all or a portion of the shares of Common Stock purchased upon the exercise of the Employee Award.

                  (d) Minimum Exercise. The minimum number of shares with respect to which an Employee Award may be exercised shall be the lesser of (i) ten shares or (ii) the number of shares with respect to which the Employee Award is currently exercisable.

                  (e) Cash-out of Awards. At the discretion of the Committee, an Employee Award may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Employee Award, multiplied by the number of shares with respect to which the Employee Award is exercised.

         8. Administration.

                  (a) This Plan shall be administered by the Committee (or the Committee's delegate pursuant to paragraph 9 hereof). The Committee shall have the power, in its sole and absolute discretion, to contract with a third-party administrator to administer this Plan.



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                  (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan, to devise necessary forms and documents, and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of Conoco and in keeping with the objectives of this Plan. The Committee may, in its sole and absolute discretion, amend or modify an Employee Award in any manner that is consistent with the purpose and objectives of this Plan and is either (i) not adverse to the Participant to whom such Employee Award was granted, (ii) required to comply with governing law, or (iii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any error or inconsistency in this Plan or in any Employee Award Statement in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

                  (c) No member of the Committee, or officer or Employee of Conoco to whom the Committee has delegated authority in accordance with the provisions of paragraph 9 hereof, shall be liable for anything done or omitted to be done by such person, by any member of the Committee, or by any officer or Employee of Conoco in connection with the performance of any duties under this Plan, except for such person's own willful misconduct or as expressly provided by statute.

         9. Delegation of Authority. The Committee may delegate to such subcommittees, officers, other Employees of Conoco, or qualified third-party administrators, its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee shall have the power and authority to appoint, remove or replace the members of any such subcommittee, or any officer, Employee or third-party administrator that has been delegated responsibilities and authority by the Committee.

         10. Tax Withholding. Upon the exercise of an Employee Award, or any part thereof, the Participant may incur certain liabilities for taxes and the Participating Employer may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Participating Employer of the amount of taxes required to be withheld, including taxes, if any, which may be required to be withheld prior to exercise with respect to the shares to be issued pursuant to the exercise of the Employee Award, the Committee shall establish procedures which allow the Participant (a) to direct the Participating Employer to withhold from the Common Stock available for exercise the number of shares necessary to satisfy the withholding obligations, based on the Fair Market Value of Common Stock on the date of withholding; (b) to deliver sufficient cash to the Participating Employer to satisfy its withholding obligations; or (c) some combination thereof. Authorization of the Participant to the Participating Employer to withhold taxes must be in a form and content acceptable to the Committee. Failure by the Participant to comply with the foregoing shall entitle the Committee, in its sole and absolute discretion, to authorize the sale of a sufficient number of the shares of Common Stock which the



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Participant is entitled to receive upon the exercise of the Participant's
Employee Award in order to satisfy such withholding requirements; provided, however, that neither the Participating Employer nor the Committee shall be liable for determining the exact amount of such taxes, for selling shares of Common Stock in excess of that required to satisfy such tax obligation, or for obtaining the highest sales price for any such shares. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any Common Stock pursuant to this Plan. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid.

         11. Delivery of Shares. Subject to paragraphs 11 and 16 hereof, and upon written request of the Participant, the Participating Employer shall cause certificates for those shares of Common Stock which the Participant is entitled to receive upon the exercise of an Employee Award to be delivered to Participant. Notwithstanding the foregoing, no shares of Common Stock shall be delivered to the Participant upon the exercise of the Employee Award until (a) the purchase price, including any applicable fees or commissions, has been paid in full in the manner herein provided; (b) all the applicable taxes required to be withheld have been paid or withheld in full; and (c) the approval of any governmental authority required in connection with the Employee Award or the issuance of shares thereunder has been received by Conoco.

         12. Amendment, Modification, Suspension or Termination. Conoco may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Employee Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to approval by the stockholders of Conoco to the extent stockholder approval is required by applicable legal requirements. Subject to the same conditions listed in the previous sentence, the Committee may amend the terms of Addendum A and Addendum B without any action of the Board. Conoco may, in its sole and absolute discretion, terminate this Plan at any time, provided that such termination shall not cause any Participant to lose any rights to any vested Employee Award.

         13. Assignability. No Employee Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, Beneficiary designation or the laws of descent and distribution. In the event that a Beneficiary designation conflicts with an assignment by will, the Beneficiary designation will prevail. The Committee may prescribe other restrictions on transfer. Any attempted assignment of an Employee Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

         14. Adjustments.

                  (a) The existence of outstanding Employee Awards shall not affect in any manner the right or power of Conoco or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of Conoco or its business or any merger or consolidation of Conoco, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of Conoco or



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         a subsidiary, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock, or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Employee Awards, (iii) the exercise or other price in respect of such Employee Awards, and
         (iv) the appropriate Fair Market Value and other price determinations for such Employee Awards, shall be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of Conoco, any consolidation or merger of Conoco with another corporation or entity, the adoption by Conoco of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), then (i) the number of shares of Common Stock covered by Employee Awards in the form of options on Common Stock, (ii) the exercise or other price in respect of such Employee Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Employee Awards, shall be proportionately adjusted by the Committee to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Employee Awards and preserve, without exceeding, the value of such Employee Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Employee Awards by means of substitution of new Employee Awards, as appropriate, for previously issued Employee Awards or an assumption of previously issued Employee Awards as part of such adjustment.

         15. Beneficiary Designation. Beneficiaries shall be designated in such manner and according to such requirements as may be designated by the Committee. The designation of a Beneficiary shall be effective on the date received by the Committee. Upon the death of a Participant, a Beneficiary shall be entitled to exercise a vested Employee Award pursuant to the provisions of paragraph 6 hereof.

         16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Employee Award unless the Participating Employer shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable laws, rules or regulations. Certificates evidencing shares of Common Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable in order to satisfy the rules, regulations, agreements or other requirements of the U.S. Securities and Exchange Commission, or any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

         17. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. Conoco shall not be required to segregate any assets that may at any time be represented by Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall Conoco, the Board or the Committee be deemed to be a trustee of any Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of Conoco to any Participant with respect to rights granted under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Employee Award Statement, and no such liability or obligation of Conoco shall be deemed to be secured by any pledge or other encumbrance on any property of Conoco. Neither Conoco, any subsidiary, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of law principles that would compel the application of any other law.

         19. No Right to Employment. Nothing in this Plan or in any Employee Award issued pursuant to this Plan shall confer upon any Participant any right to receive another Employee Award or to continue in the employ of the Participating Employer or affect the Participating Employer's right, subject to applicable law, to terminate the employment of any Participant at any time, with or without cause.

         20. Effectiveness. The Plan was established effective October 16, 1998 and approved by the stockholders of Conoco on October 19, 1998. The Plan, as approved by the Board for amendment and restatement as set forth herein, shall be effective as set forth herein as of the effective time of the Merger (October 8, 2001).

                                 ATTACHMENT "A"
                                       TO
                                   CONOCO INC.
                      1998 GLOBAL PERFORMANCE SHARING PLAN


                               PARTICIPATING COUNTRIES
                               -----------------------
               Australia                                     Mexico

               Austria                                       Netherlands

               Belgium                                       Nigeria

               Canada                                        Norway

               Colombia                                      Poland

               Czech Republic                                Russia

               Denmark                                       Singapore

               Dubai                                         Slovakia

               Finland                                       Spain

               Germany                                       Sweden

               Hungary                                       Thailand

               India                                         Turkey

               Indonesia                                     United Kingdom

               Japan                                         United States

               Malaysia                                      Venezuela

                            Total No. of Countries: 30
                            --------------------------




                                 Attachment A-1

                                 ATTACHMENT "B"
                                       TO
                                   CONOCO INC.
                      1998 GLOBAL PERFORMANCE SHARING PLAN


                             PARTICIPATING EMPLOYERS
                  (as of the Grant Date for the Initial Grant)


CONOCO INC., A DELAWARE CORPORATION,
AND
EACH OF THE FOLLOWING:



           SARs
--------------------------------------------------------------------------------
Conoco Czech Republic s.r.o.
Conoco Danmark A/S
Conoco Middle East Limited
Conoco Finland OY
Conoco Hungary Kft.
Conoco Asia Ltd.
Conoco Indonesia Inc.
Conoco Asia Pacific Sdn Bhd
Projet Malaysia Sdn Bhd
Conoco Jet Malaysia SDN BHD
DuPont Services BV
Conoco Energy Nigeria Ltd.
Norske Conoco AS
Conoco Norge AS
Conoco Poland Sp. z.o.o.
Conoco International Petroleum Co. (CIPC)
Conoco Slovakia s.r.o.
Conoco Nordic AB
Conoco Thailand Ltd.




                                 Attachment B-1

                                  Stock Options
--------------------------------------------------------------------------------
Conoco Operations (Qld) Pty Ltd.
Conoco Austria Mineraloel GMBH
Societe Eurapeene Des Carburants (SECA)
Conoco Canada Ltd.
Conoco Colombia Ltd.
Conoco Mineraloel GMBH
Conoco Petcoke Far East Ltd.
Conoco Mexico Servicios, S.A. de C.V.
Conoco International Inc.
Conoco Shipping Company (Spain)
Conoco EurAsia Inc.
Conoco Limited
Conoco (UK) Ltd.
Conoco Inc (Parent Company)
Conoco Pipeline Ltd.
Enertech N.V.
Louisiana Gas Systems Inc.
Kayo
Conoco Venezuela Ltd.




                                 Attachment C-1

                                 ATTACHMENT "C"
                                       TO
                                   CONOCO INC.
                      1998 GLOBAL PERFORMANCE SHARING PLAN


         For All Participating Countries    Amount subject to Employee Award for
                                            Initial Grants is one hundred fifty
                                            (150) shares of Common Stock





                                 Attachment C-0

                                 ATTACHMENT "D"

1. "CHANGE IN CONTROL"

                  The following definitions apply to the Change of Control provision in Section 6(d)(ii)(D) of the foregoing Plan.

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on October 1, 2000.

                  "Associate" shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Beneficial Owner" shall mean, with reference to any securities, any Person if:

                  (a) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on October 1, 2000) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

                  (b) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or




                                 Attachment D-1

                  (c) such Person or any of such Person's Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or
         (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

                  The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner."

                  "Change of Control" shall mean any of the following occurring on or after October 19, 2000:

                  (a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of
         (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

                  (b) individuals who, as of October 19, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 1, 2000 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;




                                 Attachment D-2

                  (c) the shareholders of the Company shall approve a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 70% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

                  (d) the shareholders of the Company shall approve (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 70% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.




                                 Attachment D-3

                  "Common Stock" shall have the meaning set forth in the foregoing Plan.

                  "Company" shall mean Conoco Inc., formerly Conoco Energy Company, a Delaware corporation.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exempt Person" shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

                  "Exempt Rights" shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of October 1, 2000 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

                  "Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

                  "Person" shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

                  "Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).




                                 Attachment D-4

                                  ADDENDUM "A"
                                       TO
                                   CONOCO INC.
                      1998 GLOBAL PERFORMANCE SHARING PLAN


The following are provisions, in addition to those provisions in the Plan, which are applicable to Employees in the respective Participating Countries listed below. As used herein, capitalized terms shall have the respective meanings ascribed to such terms in the Plan.

1. AUSTRIA. This Plan is revocable at any time and is a freely offered benefit by the Participating Employer and is not subject to any legal claim as to termination indemnities or severance payments.

2. CANADA. There are no additional rights accruing to an eligible Employee as a result of this Plan and the Participating Employees right to terminate an eligible Employee is not deemed to have been prejudiced as a result of the offering and/or implementation of the Plan.

3. GERMANY. This Plan is revocable at any time and is a freely offered benefit by the Participating Employer and is not subject to any legal claim as to termination indemnities or severance payments.

4. MEXICO. This Plan may be used to offset and/or compensate any future performance or profit sharing plans to be established by applicable law or by collective agreement.




                                  Addendum A-1

                                  ADDENDUM "B"
                                       TO
                                   CONOCO INC.
                      1998 GLOBAL PERFORMANCE SHARING PLAN


                                   CONOCO INC.
                           1998 UK STOCK OPTION SCHEME


1.       DEFINITIONS AND INTERPRETATION

         (1) Unless the context otherwise requires, all expressions defined in the US Plan shall have the same meaning in the UK Scheme, save that:

                  "Fair Market Value" has the meaning set forth in sub-rule
                  5(3);

                  "Option" includes an Approved Stock Option as defined in sub-rule 1(2).

         (2) In addition, the following expressions shall have the following meanings in the UK Scheme unless the context otherwise requires:

                  "Approved Stock Option" means an Option granted in accordance with the UK Scheme;

                  "Company" means Conoco Inc.;

                  "Grant Date" in relation to an option means the date on which the option was granted;

                  "the Inland Revenue" means the United Kingdom's Commissioners of Inland Revenue;

                  "Participating Company" means the Company or a Subsidiary of the Company;

                  "Schedule 9" means Schedule 9 to the Taxes Act;

                  "Subsidiary" shall mean a body corporate, whether now or hereafter existing, which is:

                  (a)      a subsidiary of the Company within the meaning of
                           Section 736 of the United Kingdom Companies Act 1985; and is

                  (b) under the control of the Company within the meaning of Section 840 of the Taxes Act.


                                  Addendum B-1

                  "the Taxes Act" means the United Kingdom's Income and Corporation Taxes Act 1988;

                  "the Terms and Conditions" mean terms and conditions specified in the Conoco Inc. 1998 Global Performance Sharing Plan Employee Award Agreement;

                  "the UK Scheme" means the Conoco Inc. 1998 UK Stock Option Scheme as herein set out but subject to any alterations or additions made under Rule 8 below; and

                  "the US Plan" means the 1998 Conoco Inc. Global Performance Sharing Plan.

         (3) Expressions not otherwise defined herein have the same meaning as they have in Schedule 9.

         (4) Any reference herein to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.       APPLICABILITY OF THE US PLAN AND THE TERMS AND CONDITIONS

         Save as hereinafter specified, all the term and provisions of the US Plan and the Terms and Conditions shall apply mutatis mutandis to the grant of Approved Stock Options under the UK Scheme.

3.       ELIGIBILITY

         (1) Subject to sub-rule (3) below, a person is eligible to be granted an Approved Stock Option if (and only if) he is a full-time director or qualifying employee of a Participating Company.

         (2)      For the purposes of sub-rule (1) above:

                  (a) a person shall be treated as a full-time director of a Participating Company if he is obliged to devote to the performance of the duties of his or her office or employment with that and any other Participating Company not less than 25 hours a week (excluding meal breaks);

                  (b) a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).

         (3) A person is not eligible to be granted an Option under the UK Scheme at any time when he is not eligible to participate in the UK Scheme by virtue of paragraph 8 of Schedule 9.




                                  Addendum B-2

4.       GRANT OF OPTIONS

         (1) Notwithstanding Paragraph 6(b) of the US Plan, the Approved Stock Options to be issued as part of the Initial Grant shall only be granted by action of the Board or such other persons as are authorized by the Board on the IPO Pricing Date. Subject to sub-rule (3) below, the Committee may grant to any person who is eligible to be granted an Option under the UK Scheme an Approved Stock Option to acquire Shares which satisfy the requirements of paragraphs 10 to 14 of Schedule 9, upon the terms set out in the UK Scheme and upon such other objective terms as the Committee may reasonably specify.

         (2) The grant of an Approved Stock Option shall be subject to obtaining any approval or consent which may be required under the provisions of any regulation or enactment.

         (3) No person shall be granted Approved Stock Options under the UK Scheme which would, at the time they are granted, cause the aggregate market value of the Shares which he may acquire in pursuance of options granted to him under the UK Scheme or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed 30,000. Any Stock Options granted in excess of this amount shall be granted under the US Plan.

         (4)      For the purposes of sub-rule (3) above:

                  (a) in the case of an Option granted under the UK Scheme the aggregate market value of shares shall be calculated as on the day by reference to which the price at which Shares may be acquired by the exercise thereof is determined as mentioned in Rule 5(2) below;

                  (b) in the case of an Option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement; and

                  (c) in the case of any other Option, the aggregate fair market value of shares shall be calculated as on the day or days by reference to which the price at which shares may be acquired by the exercise hereof was determined.

         (5) Unless otherwise agreed with the Inland Revenue, the United States dollar exchange rate for pounds sterling for the purposes of calculating the limit in sub-rule (3) above shall be the noon buying rate in the City of London on the day by




                                  Addendum B-3
                  reference to which the price at which Shares may be acquired on the exercise of the Option is determined as mentioned in Rule 5(2) below.

5.       EXERCISE PRICE AND CONSIDERATION

         (1) Shares shall be issued to the Participant pursuant to the exercise of an Option only upon receipt by the Company from the Participant of payment in full in cash. The Committee may, in its sole and absolute discretion, permit the exercise of an Approved Stock Option by cashless exercise through an arrangement with a brokerage firm, under which the brokerage firm, on behalf of the participant, pays for all or a portion of the Shares of Common Stock purchased upon the exercise of the Approved Stock Option.

         (2) The price per Share under each Approved Stock Option granted by the Committee shall be such price as is determined by the Committee before the grant thereof, provided that it shall not be less than 100% of the Fair Market Value per Share on the Option Grant Date (or such other dealing day as may be agreed with the Inland Revenue).

         (3) Save where the price per Share to the public of the Common Stock in the IPO is agreed by Shares Valuation Division of the Inland Revenue as not being less than the market value of a Share for the purposes of the UK Scheme the Fair Market Value per Share on any day shall be determined as follows:

                  (a) if shares of the same class as the Shares are quoted on the New York Stock Exchange, the Fair Market Value per Share shall be the closing price per Share in the New York Stock Exchange on the consolidated transaction reporting system on that day (and if there shall be no sale of Shares reported on such date, the Fair Market Value shall be deemed equal to the closing price per Share on the consolidated transaction reporting system for the last preceding date on which sales of Shares were reported);

                  (b) If paragraph (a) above does not apply, the Fair Market Value shall be equal to the market value (within the meaning of Part VIII of the United Kingdom's Capital Gains Tax Act 1992) of Shares, as agreed for the purposes of the UK Scheme with the Shares Valuation Division of the Inland Revenue, on that day.

6.       EXERCISE OF OPTIONS

         (1) A person is not eligible to exercise an Approved Stock Option granted under the UK Scheme at any time when he is not eligible to participate in the UK Scheme by virtue of paragraph 8 of Schedule 9.



                                  Addendum B-4

         (2) Paragraphs 6 and 7 of the US Plan and Section 6 and, subject to Rule 5(1) above, Section 7 of the Terms and Conditions shall apply in respect of Approved Stock Options granted under the UK Scheme.

         (3) An Approved Stock Option granted under the UK Scheme may not in any circumstances be exercised later than twelve (12) months after the death of the Participant.

7.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

         (1) Paragraph 14 of the US Plan shall apply to Approved Stock Options granted under the UK Scheme in respect of a variation of capital of the Company only, save that no adjustment under Paragraph 14 shall be made to an Approved Stock Option at a time when the UK Scheme is approved by the Inland Revenue under Schedule 9 without the prior approval of the Inland Revenue.

         (2) If any company ("the acquiring company") obtains control of the Company as a result of making:

                  (a) a general offer to acquire the whole of the Common Stock of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

                  (b) a general offer to acquire all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options granted under the UK Scheme,

                  any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of Schedule 9), by agreement with the acquiring company, release any Option granted under the UK Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of
                  Schedule 9).

         (3) The new option shall not be regarded for the purposes of sub-rule (2) above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of the UK Scheme shall for this purpose be construed as if:

                  (a) the new option was an option granted under the UK Scheme at the same time as the old option;




                                  Addendum B-5

                  (b) except for the purposes of the definitions of "Participating Company" and "Subsidiary" in Rule 1 above and the references to "the Committee" in Rule 4(1) above, the reference to Conoco Inc. in the definition of Conoco in Paragraph 3 of the US Plan was a reference to the different company mentioned in sub-rule (2) above.

8.       AMENDMENT AND TERMINATION OF THE UK SCHEME

         (1) The provisions of Paragraph 6 and Paragraph 12 of the US Plan apply mutatis mutandis to the UK Scheme, save that if an amendment is made to the UK Scheme or to the terms of an Approved Stock Option at a time when the UK Scheme is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect unless the Inland Revenue have approved the alteration or addition.

         (2) As soon as reasonably practicable after making any amendment to the UK Scheme under sub-rule (1) above, the Committee shall give notice in writing thereof to any Participant affected thereby and, if the UK Scheme is then approved by the Inland Revenue under Schedule 9, to the Inland Revenue.

         (3) In accordance with the Committee's powers under Paragraph 9 of the US Plan, the Committee shall if it deems necessary delegate authority to any one or more of the officers of the Company to be responsible for the administration of the UK Scheme.

         (4) The Committee or officer(s) of the Company to whom authority has been delegated may amend or alter the UK Scheme either as it is considered necessary (or as may be consequential upon such necessary amendments) to enable the UK Scheme to obtain or maintain the approval of the Inland Revenue under Schedule 9 or take account of any applicable legislation.

9.       MISCELLANEOUS

         (1) Options granted under the UK Scheme shall not be transferable or assignable other than by will or by the laws of decent and distribution and Paragraph 13 of the US Plan shall only apply to Options granted under the UK Scheme in this respect.

         (2) Within thirty days after an Option has been exercised by any person, the Committee on behalf of the Company shall allot to him or, as appropriate, procure the transfer to him of the number of Shares in respect of which the Option has been exercised.

         (3) All Shares allotted under the UK Scheme shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights



                                  Addendum B-6
                  attaching to such shares by reference to a record date prior to the date of the allotment.

         (4) Sections 9 to 17 of the Terms and Conditions shall apply in respect of Approved Stock Options to the extent permitted under the UK Scheme.

         (5)      Paragraph 7(e) of the US Plan and the final sub-paragraph of
                  Section 6 of the Terms and Conditions shall not apply to Approved Stock Options.

         (6) For the avoidance of doubt references to Stock Appreciation Rights in the US Plan and the Terms and Conditions shall be disregarded for the purposes of the UK Scheme.








                                  Addendum B-7